UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2012

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2012, Mack-Cali Realty Corporation (the “Company”), the General Partner of Mack-Cali Realty, L.P. (the “Operating Partnership”), appointed Anthony Krug, senior vice president, finance as its chief accounting officer. As a result of such appointment, Mr. Krug will now be considered an executive officer of the Company.

Mr. Krug, age 55, is responsible for the Company’s corporate consolidation and financial accounting matters, as well as financial compliance, accounting integration of mergers and acquisitions, cash management, and financial reporting requirements of the Company. Mr. Krug has been with the Company and its predecessor companies for over 25 years and for the past 11 years has served as the Company’s senior vice president, finance.

There are no family relationships between Mr. Krug and any of the executive officers or directors of the Company.  In addition, Mr. Krug has no direct or direct interests in any related person transactions with the Company of the Operating Partnership subject to disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Krug’s appointment as chief accounting officer is filed herewith as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

In connection with the foregoing, the Company and the Operating Partnership hereby file the following documents:

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated October 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: October 11, 2012	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and Chief Executive Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: October 11, 2012	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated October 11, 2012.